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                                                                    EXHIBIT 99.1

                                             NEWS RELEASE

Contact:   OSI Pharmaceuticals, Inc.         Burns McClellan (representing OSI)
           Kathy Galante                     Jonathan Nugent (Investors)
           Director                          Kathy Jones, Ph.D. (Media)
           Investor / Public Relations       212-213-0006
           631-962-2000

          OSI PHARMACEUTICALS ANNOUNCES ISSUANCE OF US PATENT COVERING COMBINATION THERAPY USING DIPEPTIDYL PEPTIDASE IV (DPIV) INHIBITORS AND
                            OTHER ANTIDIABETIC AGENTS

          - PATENT LICENSED TO OSI'S UK SUBSIDIARY PROSIDION LIMITED -

MELVILLE, NY - MAY 11TH, 2005 - OSI Pharmaceuticals, Inc. (NASDAQ: OSIP), announced today the issuance of US Patent No. 6,890,898 which claims combination therapy for modifying glucose metabolism comprising administration of a DPIV inhibitor and a further therapeutic agent e.g. metformin. OSI has an exclusive sub-licensable license under US Patent No. 6,890,898 and corresponding equivalents worldwide for the use of non-boronic acid DPIV inhibitors through its UK-based subsidiary, Prosidion Limited. The patent arises out of research from the laboratories of Drs. William Bachovchin, Tufts University; Andrew Plaut, Tufts-New England Medical Center Hospitals; and Daniel Drucker, Toronto General Hospital (University Health Network), University of Toronto. The Company has granted a number of non-exclusive sub-licenses under this patent family and expects to grant additional non-exclusive licenses in the future.

The Company acquired its DPIV technology platform from Probiodrug AG in June 2004. In addition to a Phase II compound, PSN9301, the platform comprises a portfolio of DPIV medical use patents. These include issued patents and pending patent applications corresponding to US 6,303,661, US 6,890,898 and WO 01/72290, with claims covering DPIV as a target for anti-diabetes therapy and the use of combinations of DPIV inhibitors with other anti-diabetic drugs.

"Inhibition of DPIV is one of the most promising new strategies for the treatment of type 2 diabetes and combination therapy could represent a significant component of the market for DPIV inhibitors. The grant of this patent strengthens the portfolio of DPIV assets acquired by Prosidion last year," stated Anker Lundemose, M.D., Ph.D., President of OSI's diabetes and obesity business unit, (OSI) Prosidion. "Pursuing additional license grants under this patent portfolio in return for near-term revenues and potential royalties is an ongoing component of Prosidion's business strategy."
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ABOUT (OSI)

OSI Pharmaceuticals is committed to shaping medicines and changing patients' lives by discovering, developing and commercializing high-quality and novel pharmaceutical products that extend life or improve the quality of life for cancer and diabetes patients worldwide. The company operates through two business teams, (OSI) Oncology and (OSI) Prosidion. (OSI) Oncology is focused on developing molecular targeted therapies designed to change the paradigm of cancer care. (OSI) Prosidion is committed to the generation of novel, targeted therapies for the treatment of type 2 diabetes and obesity. OSI's flagship product, Tarceva(TM) (erlotinib), is the first drug discovered and developed by OSI to obtain FDA approval and the only EGFR inhibitor to have demonstrated the ability to improve survival in both non-small cell lung cancer and pancreatic cancer patients. OSI markets Tarceva(TM) through partnerships with Genentech Inc. in the U.S. and with Roche throughout the rest of the world.

(OSI) Prosidion is the diabetes and obesity business group within OSI Pharmaceuticals, dedicated to the discovery and development of novel drugs for the treatment of type 2 diabetes and obesity. (OSI) Prosidion's lead compound PSN9301 is a Dipeptidyl Peptidase IV (DPIV) inhibitor currently in Phase II clinical trials. Other products targeting glycogen phosphorylase inhibition and glucokinase activation are scheduled to enter Phase I clinical trials in 2005.
(OSI) Prosidion owns or has licensing rights to a portfolio of DPIV medical use patents with claims covering DPIV as a target for anti-diabetes therapy and the use of combinations of DPIV inhibitors with other anti-diabetes drugs such as metformin. A number of non-exclusive licenses to the patent estate have been granted to major pharmaceutical companies. (OSI) Prosidion operates through OSI's wholly-owned subsidiary, Prosidion Limited, in Oxford, UK.

This news release contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, the completion of clinical trials, the FDA review process and other governmental regulation, Prosidion's and OSI's and their collaborators' abilities to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, the ability to effectively market products and other factors described in OSI Pharmaceuticals' filings with the Securities and Exchange Commission. PSN9301, PSN105, PSN357 and PSN010 are investigational compounds and have not yet been approved as safe or efficacious in humans for their ultimate intended use.